Exhibit 99

INVESTOR CONTACT:

William Prate

Sr. Director, Investor Relations

william.prate@tennantco.com

763-540-1547

TENNANT COMPANY ANNOUNCES SENIOR LEADERSHIP TRANSITION

COO Dave Huml to Become CEO on March 1, 2021, as Part of Planned Succession

CEO Chris Killingstad to Serve as Strategic Advisor Through 2021

SVP Rusty Zay to Become Chief Commercial Officer

Former CFO Thomas Paulson to Serve as Interim CFO

Kristin Stokes Named SVP, General Counsel and Corporate Secretary

MINNEAPOLIS, December 14, 2020—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer, healthier world, today announced a succession plan in which Chief Operating Officer Dave Huml will become chief executive officer on March 1, 2021, and will join the Company’s board of directors. Current CEO Chris Killingstad will serve as a strategic advisor until the end of 2021. Senior Vice President of Technology and Innovation Rusty Zay will become chief commercial officer and be responsible for all global regional sales and service business units. Additionally, the Company’s former CFO, Thomas Paulson, will replace Andy Cebulla as interim CFO, effective January 4, 2021, following Mr. Cebulla’s resignation to accept a new position at another company. Kristin Stokes, who had been serving as interim general counsel and corporate secretary, has been appointed to the role of senior vice president, general counsel and corporate secretary on a permanent basis.

CEO Succession

“Dave Huml’s promotion to CEO is a natural progression that reflects his successful leadership at Tennant, including his role as a major architect of the Company’s current enterprise strategy,” said Lead Director Steven A. Sonnenberg. “Dave is highly respected by the board, and we have every confidence that he will lead Tennant with conviction and integrity as the management team executes on our strategy to drive long-term profitable growth. We look forward to working with Dave during this exciting time for Tennant.”

“On behalf of the board of directors, I want to thank Chris for his 17 years of dedicated and exemplary service to Tennant, including 15 years as our president and CEO,” added Sonnenberg. “With his leadership, Chris helped transform Tennant into the innovation leader that we are today in the mechanized cleaning industry. He also led the completion of strategic acquisitions to increase our geographic and product footprint, while at the same time developing a corporate culture to drive accountability, stewardship and shareholder value. During his tenure, Tennant’s market capitalization grew from less than $500 million to more than $1.3 billion. Furthermore, he has led us through the critical first steps in the execution of our enterprise strategy for long-term profitable growth. As we continue on that course, Chris will fill a valuable role as a strategic advisor to ensure a seamless leadership transition.”

(more)

Page 2 – Tennant Company Announces Senior Leadership Transition

“Dave has exceptional leadership abilities and the vision to take Tennant to new levels of success,” said Chris Killingstad. “His industry knowledge, global experience and foundational understanding of our Company have been powerful attributes in working with the senior leadership team to develop and implement our enterprise strategy. Dave has a keen understanding of where we need to go as an organization in order to best serve all of our stakeholders, including employees, customers, suppliers and shareholders. I am excited to see where he takes us.”

“I am honored to lead Tennant at such an exciting time in the Company’s history and privileged to work with such a talented group of employees, senior leaders and directors,” said Dave Huml. “As we celebrate Tennant’s 150-year history, we are looking to a future that holds tremendous opportunity for our Company. Our path forward is our enterprise strategy, which includes winning where we have competitive advantage, reducing complexity and building scalable processes, and innovating for profitable growth. While we are only in year one of this five-year journey, we already are seeing positive results and expect to drive significant improvements in our operating performance in the years ahead. I am tremendously proud of the Tennant team’s commitment to our strategy’s rigorous execution, particularly in the way we have continued to perform while navigating the unprecedented challenges of the ongoing pandemic.”

“I would like to offer my sincerest thanks to Chris for his vision and leadership during his tenure as CEO and, on a personal note, for his valuable mentoring over the years,” said Huml. “Chris’s tenure at Tennant is marked by the Company’s growth, innovation and globalization. He has positioned us well for the future, and I look forward to working with the entire Tennant team to continue on this trajectory.”

CCO and General Counsel Appointments

“In addition to leading the execution of our enterprise strategy, I will focus on building our senior leadership team as we take near-term actions and make investments to emerge strong in a post-pandemic world,” said Huml. “In that regard, I am thrilled to congratulate Rusty Zay on his move to chief commercial officer. Rusty combines strong leadership abilities with operational expertise and an astute knowledge of the evolving needs of the market. I’m looking forward to working with Rusty as he leads our enterprise-wide commercial operations.”

“Kristin Stokes, our new general counsel, is another valued member of our team,” continued Huml. “She has been with Tennant for more than 12 years, has extensive knowledge of Tennant’s business and industry, and in addition to serving as interim general counsel for the past four months has played key roles in a number of strategic projects for the Company. This transition reflects our complete confidence in Kristin’s ability to meet the evolving needs of the organization as we grow.”

(more)

Page 3 – Tennant Company Announces Senior Leadership Transition

New Interim CFO

Regarding the departure of Mr. Cebulla, Killingstad said, “I want to thank Andy for his outstanding work during his time with Tennant. As interim CFO, he made significant contributions as we navigated the onset of the pandemic. We wish him the best of luck in his future endeavors. We are fortunate to have Tom Paulson available to serve in a transitional capacity as we continue in our search for a permanent CFO. Tom’s deep understanding of Tennant’s operations and his relationship with key leaders will enable him to get up to speed quickly in leading the day-to-day accounting and finance functions.”

Dave Huml Biography

Mr. Huml brings more than 25 years of global leadership experience to the CEO role. He joined Tennant in 2014 as senior vice president in charge of global marketing. In 2016, he assumed oversight of Tennant's APAC business unit, in 2017 he added the Company’s EMEA business, and in 2018 assumed responsibilities for global operations. In 2020 he was promoted to COO, where he oversaw all regional sales and service organizations, as well as global R&D, operations, IT and marketing. Prior to joining Tennant, he was a vice president at Pentair plc, a global manufacturer of water solutions, where he held roles in strategy and general management. From 1992 to 2006, he held various sales and marketing positions at Graco Inc., a designer, manufacturer and marketer of systems and equipment to move, measure, control and dispense fluids and coating materials. He holds a Bachelor of Arts from Wittenberg University and an MBA in Marketing from the University of Minnesota – Carlson School of Management.

Rusty Zay Biography

Mr. Zay joined the Company in June 2010 as Vice President, Global Marketing and was named Senior Vice President, Global Marketing in October 2013. In 2014, he was named SVP of the Americas business unit for Tennant, and in 2018 he assumed responsibility for Tennant Research and Development as well. In 2020 he became SVP of Technology and Innovation. From 2006 to June 2010, he held various positions with Whirlpool Corporation, a manufacturer of major home appliances, most recently as General Manager, KitchenAid Brand. From 1993 to 2006, he held various positions with Maytag Corporation, including Vice President, Jenn-Air Brand, Director of Marketing, Maytag Brand, and Director of Cooking Category Management. He holds a Bachelor of Science Degree in Management from Purdue University.

Thomas Paulson Biography

Mr. Paulson was most recently Tennant’s Senior Vice President and Chief Financial Officer, which he served as from 2006 to 2018 before retiring. Prior to joining Tennant, he was Chief Financial Officer and Senior Vice President of Innovex from 2001 to February 2006. Prior to joining Innovex, a manufacturer of electronic interconnect solutions, he worked for The Pillsbury Company for over 19 years. He became a Vice President at Pillsbury in 1995 and was the Vice President of Finance for the $4 billion North American Foods Division for over two years before joining Innovex. He holds a Bachelor of Arts in Finance and an MBA from the University of St. Thomas, Minneapolis, and is on the Board of Directors for Mission Animal Hospital and also Wilson Tool.

Kristin Stokes Biography

Ms. Stokes has more than 20 years of legal and compliance experience, the last 12 of which have been with Tennant in a variety of legal leadership positions. She has extensive knowledge of Tennant’s business and industry and has played key roles in numerous strategic projects for the Company. She became the Interim General Counsel and Corporate Secretary in July 2020 after having previously served as Vice President, Deputy General Counsel and Chief Compliance Officer, Deputy General Counsel, and Associate General Counsel. Prior to joining Tennant in 2008, she served as Senior Counsel and Assistant Secretary for MoneyGram International, Inc., from 2004 to 2008. She started her career as a corporate attorney for Lindquist & Vennum, PLLP (n/k/a Ballard Spahr LLP). She holds a J.D. from the University of Minnesota and a Bachelor of Arts from the University of St. Thomas.

(more)

Page 4 – Tennant Company Announces Senior Leadership Transition

Company Profile

Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.14 billion in 2019 and has approximately 4,400 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements

Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; fluctuations in the cost, quality or availability of raw materials and purchased components; geopolitical and economic uncertainty throughout the world; our ability to integrate acquisitions; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to successfully protect our information technology systems from cybersecurity risks; our ability to develop and commercialize new innovative products and services; the competition in our business; the occurrence of a significant business interruption; our ability to comply with global laws and regulations; the potential disruption of our business from actions of activist investors or others; unforeseen product liability claims or product quality issues; our ability to generate sufficient cash to satisfy our debt obligations; and foreign currency fluctuations.

We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2019 Form 10-K or 2020 Form 10-Qs. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

###